EXHIBIT 99.1

AntriaBio Acquires Assets of PR Pharmaceuticals and Announces Intent to Merge with a
Public Company

Menlo Park, CA – January 7th, 2013 –AntriaBio, Inc.,  a biopharmaceutical company developing novel therapeutics for the diabetes market, is pleased to announce the acquisition of the significant assets of PR Pharmaceuticals, Inc. and its intention to become a publicly traded company through a merger.

AntriaBio’s lead product candidate, AB101, is a once-a-week injectable basal insulin in preclinical development. AB101 is administered by subcutaneous injection and targets patients with type 1 and type 2 diabetes who require basal insulin for the control of hyperglycemia. The formulation has been designed to release insulin slowly and uniformly over a period of approximately one week.

“AB101 has the potential to be a clearly differentiated product that represents a significant advance in basal insulin delivery,” said Nevan Elam, AntriaBio’s President and CEO. “AB101 may offer significant advantages over basal insulin products sold by Sanofi-Aventis and Novo Nordisk, which together sell more than $7B annually.”

In October 2012, Antriabio entered into an agreement to purchase substantially all of the PRP assets including significant technology, formulation, manufacturing and intellectual property assets which together form the basis of AntriaBio’s drug development portfolio. AntriaBio expects to formally close the transaction later this month.

In addition, later this month Antriabio plans on merging with Fits My Style Inc. (FMYY) which is currently listed and trading on the OTC Bulletin Board and the OTCQB.  In a share exchange transaction, the stockholders of AntriaBio will contribute all of the capital stock of AntriaBio to FMYY.  In exchange, the AntriaBio Stockholders will receive newly issued shares of common stock from FMYY, which shall constitute approximately 88% of the issued and outstanding common stock of FMYY and FMYY will assume the AntriaBio, Inc. name.  The closing of the share exchange agreement is anticipated to occur later this month subject to, among other things, the negotiation and execution of the definitive agreements.

About AntriaBio, Inc.

AntriaBio is a biopharmaceutical company focused on developing novel therapeutic products for the diabetes market. Its development strategy combines FDA-approved pharmaceutical agents with our proprietary delivery technology. AntriaBio’s lead product candidate is AB101, an injectable once-a-week basal insulin for Type 1 and Type 2 diabetes.

For more information visit: www.antriabio.com
Contact
Jamie Spring
AntriaBio, Inc.
jspring@antriabio.com
info@antriabio.com

AntriaBio, Inc. | 890 Santa Cruz Avenue | Menlo Park, CA 94025 | 650-223-5441 | info@antriabio.com

This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. | 890 Santa Cruz Avenue | Menlo Park, CA 94025 | 650-223-5441 | info@antriabio.com